                                                                    Exhibit 99.1


                                      NEWS

                                                               REPUBLIC CONTACTS

                                     Media Inquiries: Will Flower (954) 769-6392
                                   Investor Inquiries: Tod Holmes (954) 769-2387
                                                          Ed Lang (954) 769-3591

                      REPUBLIC SERVICES, INC. REPORTS FIRST
                       QUARTER EARNINGS PER SHARE OF $0.32

                          [ ] FREE CASH FLOW ON TARGET
                          [ ] COMPANY REALIZING BENEFITS FROM
                              PRODUCTIVITY AND OPERATIONAL INITIATIVES

FORT LAUDERDALE, FL, APRIL 29, 2002...Republic Services, Inc. (NYSE: RSG) today reported that first quarter revenue increased 3.1 percent to $551.9 million from $535.4 million for the same period in 2001. Net income for the first quarter increased 10.7 percent to $54.9 million, or $0.32 per share, compared to $49.6 million, or $0.29 per share, last year. Operating income for the first quarter was $106.9 million, compared to $98.9 million for the same quarter last year. EBITDA in the first quarter increased to $151.3 million, from $149.2 million for the same period in 2001.

In the first quarter of 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). In accordance with SFAS 142, the Company ceased amortizing intangibles with indefinite lives effective January 1, 2002. If SFAS 142 had been effective January 1, 2001, net income for the first quarter of 2001 would have been $55.6 million, or $.32 per share.

Commenting on these results, James E. O'Connor, Chief Executive Officer of Republic Services, said, "I am pleased with the Company's performance during the quarter. While the economy is relatively unchanged from the fourth quarter, we are beginning to realize the positive effects of the initiatives we started in 2001, especially in the areas of increasing route productivity and reducing maintenance costs. During the quarter we generated free cash flow of $88 million and our internal growth was 1.0%. I believe that this performance is consistent with the guidance we provided in January of $1.37 to $1.39 earnings per share for 2002."

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Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company's operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company's estimates and assumptions concerning its selected balance sheet accounts, closure and post-closure costs, available airspace, and projected costs and expenses related to the Company's landfills and property, plant, equipment, labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; dependence on acquisitions for growth; the Company's ability to manage growth; compliance with, and future changes in, environmental regulations; the Company's ability to obtain approval from regulatory agencies in connection with expansions at the Company's landfills; the ability to obtain financing on acceptable terms to finance the Company's operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company's dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company's filings with the Securities and Exchange Commission.

                                       ###


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


                             REPUBLIC SERVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)



                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                       2002           2001
                                                    ---------       ---------
Revenue                                             $   551.9       $   535.4

Expenses:
  Cost of operations                                    342.0           329.7
  Depreciation, amortization and depletion               44.4            50.3
  Selling, general and administrative                    58.6            56.5
                                                    ---------       ---------

Operating income                                        106.9            98.9

Interest expense, net                                   (18.5)          (20.2)
Other income (expense), net                               0.1             1.3
                                                    ---------       ---------

Income before income taxes                               88.5            80.0

Provision for income taxes                               33.6            30.4
                                                    ---------       ---------

Net income                                          $    54.9       $    49.6
                                                    =========       =========



Reported basic and diluted earnings per share       $    0.32       $    0.29
                                                    =========       =========


Weighted average diluted common and common
  equivalent shares outstanding                         169.1           171.8
                                                    =========       =========

EBITDA                                              $   151.3       $   149.2
                                                    =========       =========



Adjustments to net income and earnings per share as if SFAS 142 were adopted on January 1, 2001:

Reported net income                                 $   54.9        $   49.6

Goodwill amortization, net of tax                         --             6.0
                                                    --------        --------

Adjusted net income                                 $   54.9        $   55.6
                                                    ========        ========



Reported basic and diluted earnings per share       $   0.32        $   0.29

Goodwill amortization, net of tax                         --            0.03
                                                    --------        --------

Adjusted basic and diluted earnings per share       $   0.32        $   0.32
                                                    ========        ========




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

                             REPUBLIC SERVICES, INC.
                  SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

         The following information should be read in conjunction with the Company's audited Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-K as of and for the year ended December 31, 2001.

CASH FLOW

         The following table reflects certain components of the Company's unaudited consolidated statements of cash flows for the three months ended March 31, 2002 and 2001 (in millions):

                                                     Three months ended
                                                          March 31,
                                                  ------------------------
                                                      2002          2001
                                                  -----------     --------
Depreciation, amortization and
   depletion of property and equipment            $      42.1     $   39.3

Amortization of intangible assets                 $       2.3     $   11.0

Capital expenditures                              $     (37.6)    $  (39.2)

         The Company defines free cash flow as net income plus depreciation, amortization and depletion less capital expenditures plus net changes in assets and liabilities resulting from operating activities. This simple definition excludes certain commonly used elements of free cash flow such as deferred taxes and proceeds from the sale of equipment.

         During the first quarter of 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). In accordance with SFAS 142, the Company ceased amortizing intangibles with indefinite lives effective January 1, 2002. If SFAS 142 had been effective January 1, 2001, amortization of intangible assets for the first quarter of 2001 would have been $1.4 million.

         Capital expenditures include $.4 million and $.3 million of capitalized interest for the three months ended March 31, 2002 and 2001, respectively.

         As of March 31, 2002, accounts receivable were $224.0 million, net of allowance for doubtful accounts of $19.2 million, resulting in days sales outstanding of approximately 37 (or 24 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

         During the three months ended March 31, 2002, the Company paid $46.5 million to repurchase 2,684,300 shares of its stock. As of March 31, 2002, the Company had repurchased 11,897,900 shares of its stock for $196.6 million and had $78.4 million remaining under its repurchase programs to fund stock repurchases.



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

REVENUE

         The following table reflects total revenue of the Company by revenue source for the three months ended March 31, 2002 and 2001 (in millions):

                                            Three months ended
                                                 March 31,
                                        -------------------------
                                           2002            2001
                                        --------         --------
Collection:
    Residential                         $  124.6         $  113.1
    Commercial                             171.1            168.6
    Industrial                             117.9            122.4
    Other                                   12.1             11.3
                                        --------         --------
    Total collection                       425.7            415.4
                                        --------         --------

 Transfer and disposal                     187.1            175.2
 Less: Intercompany                        (97.3)           (93.5)
                                        --------         --------
    Transfer and disposal, net              89.8             81.7

 Other                                      36.4             38.3
                                        --------         --------
    Total revenue                       $  551.9         $  535.4
                                        ========         ========


         The following table reflects the Company's revenue growth for the three months ended March 31, 2002 and 2001:


                                           Three months ended
                                                March 31,
                                         -----------------------
                                         2002               2001
                                         ----               ----
Price                                     1.0%               1.4%

Volume                                     --                2.1
                                         ----               ----
  Total internal growth                   1.0                3.5

Acquisitions                              2.1                3.3
                                         ----               ----
  Total revenue growth                    3.1%               6.8%
                                         ====               ====

         Price growth for the three months ended March 31, 2002 was impacted by declining commodity prices. Excluding the negative effect of commodity prices, price growth was 1.3%. In addition, non-core operations increased volume growth during the three months ended March 31, 2002. Excluding the positive impact of non-core operations, volume growth was (.4%) for the three months ended March 31, 2002. As such, adjusted internal growth for the three months ended March 31, 2002 was .9%.

         Price growth for the three months ended March 31, 2001 was impacted by declining commodity prices. Excluding the negative effect of commodity prices, price growth and adjusted internal growth were 2.2% and 4.3% for the three months ended March 31, 2001, respectively.



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